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                                ADOBE SYSTEMS INCORPORATED

                                        EXHIBIT 11

                         COMPUTATION OF EARNINGS PER COMMON SHARE
                           (In thousands, except per share data)


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                                                                          Years Ended
                                            -----------------------------------------
                                            November 25    November 26    November 27
                                                   1994          1993            1992
                                            -----------     ----------     ----------

Net income                                  $     6,309     $   66,545     $   50,389
                                            -----------     ----------     ----------
                                            -----------     ----------     ----------


Primary shares outstanding:
 Weighted average shares
   outstanding during the year                   59,756         58,141         59,190
 Common stock equivalent shares                   1,864          2,003          2,003
                                            -----------     ----------     ----------
                                                 61,620         60,144         61,193
                                            -----------     ----------     ----------
                                            -----------     ----------     ----------

Fully diluted shares outstanding:
 Weighted average shares
   outstanding during the year                   59,756          58,141        59,190
 Common stock equivalent shares                   2,063           2,047         2,003
                                            -----------     -----------    ----------
                                                 61,819          60,188        61,193
                                            -----------     -----------    ----------
                                            -----------     ----------     ----------


Primary net income (loss) per common
 stock and common stock
 equivalent share                           $       .10     $     1.11       $   0.82
                                            -----------     ----------     ----------
                                            -----------     ----------     ----------


Fully diluted net income (loss) per
 common stock and common
 stock equivalent share                     $       .10     $     1.11     $     0.82
                                            -----------     ----------     ----------
                                            -----------     ----------     ----------
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